EXHIBIT 99.1

Nexscient Announces Expanded Customer Engagements and New Commercial Agreements in Autonomous Driving and Humanoid Robotics Data Services

Advances Nexscient’s Data Engineering Services for Physical AI Model Training

LOS ANGELES / NOVEMBER 2, 2026 / ACCESSWIRE — Nexscient, Inc. (OTCQB: NXNT) (“Nexscient” or the “Company”), a data engineering company building the foundation for physical AI and embodied intelligence, today announced commercial developments over the past three months at its wholly-owned subsidiary, Flipside Digital Content Company, Inc. (“Flipside AI”).

The developments include new production work, an extension of an existing data collection program, the transition of an annotation workstream to a direct customer relationship, and an additional statement of work with an existing AI customer. Together, these activities reflect continued customer engagement across the Company’s real-world data collection, annotation and quality assurance services.

“These developments underscore the strength of our existing customer relationships and our continued execution across data collection, annotation and quality assurance,” said Fred E. Tannous, President and Chief Executive Officer of Nexscient. “We remain focused on delivering dependable, high-quality services while aligning our operational capacity with evolving customer requirements.”

Real-World Data Collection Programs Advance

Flipside AI conducts real-world video data collection programs for multiple customers developing robotics and embodied AI systems. During the period, Flipside AI signed a production statement of work and secured an extension of an existing customer program. These engagements support ongoing efforts to collect real-world data used in the development and training of physical AI systems.

“Physical AI depends on real-world data. Robots and autonomous systems learn from examples of how people move, work and interact with their environments,” said Anthony De Luna, Chief Executive Officer of Flipside AI and Chief Technology Officer of Nexscient. “Turning those examples into useful training data requires both collection in real-world settings and precise, high-quality annotation. Flipside AI brings together field operations, experienced teams and quality assurance systems to deliver those capabilities.”

Autonomous Driving Annotation Engagement Continues

Flipside AI continues to deliver annotation services for autonomous driving applications, including computer vision, vision-language and driving-behavior tasks. The customer has requested continued capacity through the end of 2026, and discussions regarding future requirements are underway. Any future work volumes and staffing commitments remain subject to customer decisions and agreement on program terms.

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Direct Customer Agreement for 3D Annotation Runs Through July 2027

Flipside AI signed a statement of work with a global mobility and technology platform for 3D annotation and related quality assurance services. The agreement establishes a direct customer relationship for an existing workstream previously delivered through a tooling provider. Its stated term extends through July 31, 2027, unless terminated earlier in accordance with its provisions.

Additional Annotation Agreement with Existing AI Customer

In October 2026, Flipside AI signed a statement of work with an existing AI customer covering computer vision annotation and review services. The agreement renews monthly, subject to its termination provisions.

About Nexscient, Inc.

Nexscient, Inc. (OTCQB: NXNT) is an AI company engineering the data foundation for physical and embodied AI. Through its subsidiary Flipside AI, the Company provides integrated data engineering services spanning real-world data collection, supervised annotation, quality assurance and AI training data delivery for AI developers, humanoid robotics companies and autonomous mobility customers worldwide. For more information, visit https://nexscient.ai.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements, including statements regarding: the performance, duration, renewal and expansion of the customer engagements described in this press release; future annotation capacity, volumes and staffing levels; revenue, if any, from these engagements, including following the transition of an existing workstream to a direct customer relationship; the Company’s relationships with, and future business from, its customers; the Company’s ability to scale its workforce, workflows, quality systems and platform; demand for real-world data collection, annotation and other AI data engineering services and the growth of the physical AI market; the Company’s competitive position and growth strategy; and the Company’s planned uplisting to a national securities exchange. You can identify these statements by the use of words such as “may,” “will,” “could,” “should,” “would,” “believes,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “potential,” and similar expressions. These statements are based on management’s current expectations and beliefs and are not guarantees of future performance. They involve known and unknown risks, uncertainties and other factors, many of which are beyond the Company’s control, that may cause actual results to differ materially from those expressed or implied, including: the risk that customers delay, reduce, modify, terminate or decline to renew or expand their engagements; the risk that discussions about future capacity do not result in agreed program terms or purchase volumes; the risk that revenue from these engagements is lower than expected; the Company’s dependence on a limited number of customers; the Company’s ability to recruit, train and retain qualified personnel and to deliver services that meet customer standards; risks relating to the Company’s international operations, including in the Philippines and Singapore; competition and rapid technological change in the AI industry; the Company’s ability to obtain financing on acceptable terms; the Company’s ability to satisfy the listing requirements of a national securities exchange; and the other risks discussed in the Company’s filings with the U.S. Securities and Exchange Commission, available at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

MEDIA CONTACT:

Brett Maas, Managing Partner

Hayden IR

(646) 536-7331

brett@haydenir.com

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